Exhibit 99.1

THIRD SUPPLEMENTAL INDENTURE

Between

ALLOY, INC.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

5.375% CONVERTIBLE SENIOR DEBENTURES DUE 2023

Dated as of August 22, 2006

THIRD SUPPLEMENTAL INDENTURE, dated as of August 22, 2006 (this “Third Supplement Indenture”), between ALLOY, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 151 West 26th Street, 11th Floor, New York, NY 10001 (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee (the “Trustee”), having its principal corporate trust office at Deutsche Bank Trust Company Americas, Trust & Security Services, 60 Wall Street, 27th Floor, New York, NY 10005.

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of July 23, 2003, as amended by the First Supplemental Indenture, dated as of September 26, 2005, and the Second Supplemental Indenture, dated December 5, 2005 (as amended, the “Indenture”), pursuant to which the Company issued the Securities;

WHEREAS, the Company desires to amend the Indenture in order to make the Securities immediately convertible, at the option of the Holders, into shares of the Company’s Common Stock;

WHEREAS, the Board of Directors of the Company does not believe that the amendment being effected hereby will adversely effect the interests of the Holders of the Securities in any material respect; and

WHEREAS, the Company, by appropriate corporate action, has determined to amend the provisions of the Indenture in the manner described herein and have taken all acts necessary to duly authorize, execute and deliver this Third Supplemental Indenture and to constitute this Third Supplemental Indenture a legal, valid and binding agreement of the Company, enforceable against it in accordance with the terms herein.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1

AMENDMENT

Section 1.1. Amendment. The Indenture is hereby amended by:

(A) deleting in its entirety the provisions of Section 12.1(a), and substituting in place thereof the following:

“(a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder at any time and from time to time, any Security or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.”

ARTICLE 2

MISCELLANEOUS

Section 2.1. General. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture; and

(c) the terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Third Supplemental Indenture.

Section 2.2. Effectiveness. This Third Supplemental Indenture shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.

Section 2.3. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4. Counterparts. This Third Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 2.5. Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6. Ratification. Except as expressly amended or supplemented hereby, each provision of the Indenture shall remain in full force and effect and, as amended or supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

Section 2.7. Trustee. The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Third Supplemental Indenture.

Section 2.8. Recitals. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

Section 2.9. Reaffirmation. The parties hereto make and reaffirm as of the date of execution of this Third Supplemental Indenture all of their respective representations, covenants and agreements set forth in the Indenture.

Section 2.10. Third-Party Beneficiaries. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture or this Third Supplemental Indenture.

Section 2.11. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with a provision of the Trust Indenture Act of 1939, as may be amended from time to time (the “TIA”), required under the TIA to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.

Section 2.12. Unity. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

ALLOY, INC.

By:	/s/ GINA DIGIOIA
Name: Title:	Gina DiGioia Vice President and General Counsel

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE AND NOT IN ITS INDIVIDUAL CAPACITY.

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ IRINA GOLOVASHCHUK
Name: Title:	Irina Golovashchuk Assistant Vice President

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